Exhibit 10.40

USDC (Setal 9)

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

RN No. 1	Original Issue Date: August 22, 2012

$550,000

10% SENIOR SECURED CONVERTIBLE DEBENTURE

DUE MARCH 31, 2015

THIS 10% SENIOR SECURED CONVERTIBLE DEBENTURE is a duly authorized and validly issued 10% Senior Secured Convertible Debenture of U.S. Dry Cleaning Services Corporation, a Delaware corporation (the “Company”), having its principal place of business at 20250 Acacia Street, Suite 230, Newport Beach, CA 92660, that serves to document the investment by Holder (as defined below) used by the Company to repurchase and/or restructure certain previously existing debt instruments (the “Refinancing Debenture”).

THE OBLIGATIONS DUE UNDER THIS REFINANCING DEBENTURE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE ORIGINAL ISSUE DATE AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE HOLDER.  ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

FOR VALUE RECEIVED, the Company promises to pay to Setal 9 Trust or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000) on March 31, 2015 (the “Maturity Date”) or such earlier date as this Refinancing Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Refinancing Debenture in accordance with the provisions hereof. This Refinancing Debenture is subject to the following additional provisions:

Section 1.                                           Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Refinancing Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement or the Registration Agreement, as the case may be, and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Approved Acquisitions” means the Company acquires, directly or indirectly (i) through any sale, lease, license, assignment, transfer, conveyance or other disposition all or substantially all of the assets of another Person in one or a series of related transactions or (ii) in one or more related transactions (including, without limitation, through a merger or series of mergers) more than 50% of the voting securities of another Person, where any such acquisition is approved by the Holder.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Bankruptcy Plan” means the Company’s Joint and Consolidated Chapter 11 Plan of Reorganization (as may be amended or modified, the “Plan”) filed in their Chapter 11 bankruptcy cases, which are jointly administered under case number 8:10-bk-12735-RK.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Refinancing Debenture and the Securities issued together with the Refinancing Debenture), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the successor entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall mean a conversion of the Refinancing Debenture into shares of Common Stock pursuant to Section 6(a).

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Notice” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(c).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the Principal Amount of this Refinancing Debenture, in accordance with the terms hereof.

“Debenture Register” means the records of the Company regarding registration and transfers of this Refinancing Debenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock or Common Stock Equivalents upon the exercise or exchange of or conversion of any Securities issued hereunder or the Junior Secured Subordinated Convertible Debentures and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) shares of Common Stock or Common Stock Equivalents issued in or in connection with the Subsequent Public Offering and (d) shares of Common Stock or Common Stock Equivalents issued in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization, provided that such issuances are approved by the Board of Directors.

“Event of Default” shall have the meaning set forth in Section 10(a).

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Insolvency or Liquidation Proceeding” shall mean (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Interest Shares” means, collectively, the shares of Common Stock issuable upon conversion of the accrued and unpaid interest amount under this Refinancing Debenture, in accordance with the terms hereof.

“Junior Subordinated Secured Convertible Debentures” shall mean approximately $9.1 million in principal amount of 10% Subordinated Secured Convertible Debentures issued by the Company in connection with the Bankruptcy Plan.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Letter Agreement” means that certain letter agreement, dated February 21, 2012, between and among the Company, WCM, Mark Wattles, Setals 1-6 LLCs, Setal 7 LLC and Lester E. Taylor.

“Mandatory Redemption” shall have the meaning set forth in Section 8(b).

“Mandatory Redemption Amount” means the sum of (a) 100% of the then outstanding Principal Amount of the Refinancing Debenture, (b) accrued but unpaid interest and (c) all liquidated damages and other amounts due in respect of the Refinancing Debenture.

“Optional Redemption” shall have the meaning set forth in Section 8(a).

“Optional Redemption Amount” shall mean the amount of the then outstanding Principal Amount of the Refinancing Debenture to be redeemed by the Company pursuant to Section 8(a); provided, however, that if the Company elects to redeem 100% of the then outstanding Principal Amount of the Refinancing Debenture, the Optional Redemption Amount shall equal the Mandatory Redemption Amount and provided, further, that if the payment of the Optional Redemption Amount occurs within 18 months after the Original Issue Date, the Optional Redemption Amount shall include an additional amount equal to 20% of the then outstanding Principal Amount of the Refinancing Debenture to be redeemed.

“Optional Redemption Date” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 8(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 8(a).

“Optional Redemption Period” shall have the meaning set forth in Section 8(a).

“Original Issue Date” shall mean the date of the first issuance of this Refinancing Debenture, regardless of any transfers of this Refinancing Debenture and regardless of the number of instruments which may be issued to evidence this Refinancing Debenture.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Senior Debentures, (b) the Indebtedness evidenced by the September Debentures (c) Senior Indebtedness, (d) the Indebtedness evidenced by the Junior Subordinated Secured Convertible Debentures, (e) the Indebtedness evidenced by the Professional Notes, and (f) Indebtedness that is expressly subordinate to the Refinancing Debentures pursuant to a written subordination agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred in connection with Permitted Indebtedness.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, at any given time, the amount owed by the Company to Holder under this Refinancing Debenture that remains outstanding, but not including any accrued interest.

“Professional Notes” means the Company’s 10% Senior Secured Promissory Notes due September 23, 2013 issued to certain professionals and advisors to the Company and certain employees of the Company as partial payment for services rendered to the Company in the original aggregate principal amount equal to $1,430,000.

“Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and Holder, dated as of the Original Issue Date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means this Refinancing Debenture, the Conversion Shares and the Interest Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“September Debentures” means, collectively, the 10% Senior Secured Original Issue Discount Convertible Debentures Due September 23, 2013, as amended, issued by the Company in an original aggregate principal amount of approximately $5,720,000.

“Senior Debentures” means, collectively, the 10% Senior Secured Original Issue Discount Convertible Debentures Due March 31, 2015 issued or to be issued by the Company pursuant to the terms of at certain Letter Agreement with an original aggregate principal amount not to exceed $1,540,000.

“Senior Indebtedness” shall mean any existing or new operating leases or loans not to exceed $750,000 in the aggregate secured by the existing collateral or replacement assets.

“Subsequent Public Offering” shall have the meaning ascribed in the Bankruptcy Plan.

“Successor Entity” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Refinancing Debenture, the Security Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“WCM” means Wattles Capital Management, LLC.

Section 2.                                           Interest.

(a)                                 Payment of Interest in Cash.  The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Refinancing Debenture accruing at the rate of 10% per annum, payable on the Maturity Date, in cash. After the Maturity Date and until the outstanding principal and accrued interest on this has been paid, this Refinancing Debenture will bear interest at a rate of 2.0% per month, computed on the basis of the actual number of days elapsed and a month of 30 days.

(b)                                 Interest Calculations.  Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

Section 3.                                           Subordination.  The provisions of this Section 3 apply notwithstanding anything to the contrary contained in this Refinancing Debenture. The Company covenants and agrees, and the Holder, by such Holder’s acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 3, the Indebtedness represented by this Refinancing Debenture and the payment of the principal of and interest on this Refinancing Debenture are hereby expressly made subordinate and subject in right of the prior payment in full of all Senior Indebtedness.

Section 4.                                           Security.

(a)                                 Security Interest.  The Company hereby pledges and grants to Holder a continuing security interest in the Collateral (as such term is defined in Section 4(b) below), to secure performance of the Company’s obligations.

(b)                                 Collateral.  “Collateral” means the collateral in which Holder is granted a security interest hereunder and which shall include the following real and personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence (other than any such real or personal property acquired by the Company in connection with an Approved Acquisition), wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)                                     All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks,  furniture,  fixtures,  and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto; and (B) all inventory;

(ii)                                  All contract rights and other general intangibles, including, without limitation, all licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Company), computer software development rights, leases (including the Real Property Leases), franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii)                               All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)                              All documents, letter-of-credit rights, instruments and chattel paper;

(v)                                 All commercial tort claims;

(vi)                              All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)                           All supporting obligations;

(viii)                        All files, records, books of account, business papers, and computer programs; and

(ix)                              the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in any direct or indirect subsidiary of the Company obtained in the future, including any Pledged Securities, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with any of the foregoing, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9406, 9407 and/or 9408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(c)                                  Rights to Collateral.  Upon the occurrence of an Event of Default, Holder shall have all of the remedies of a secured party under Division 9 of the California Uniform Commercial Code solely with respect to the Collateral.

(d)                                 UCC.  Unless otherwise defined herein, all terms with respect to the Collateral defined in the California Uniform Commercial Code (the “UCC”) have the respective meanings given to those terms in the UCC.

(e)                                  Protection of Security Interest.  The Company shall not take any action that would materially impair the rights of the Holder to the Collateral.  The Company shall not sell, convey or otherwise transfer all or any material portion of the Collateral without the prior written consent of Holder.  The Company assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Company to pay its obligations under this Note shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Company.

(f)                                   Further Actions.  The Company will, at the Company’s expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such lists, descriptions and designations of its Collateral, financing statements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Holder deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

(g)                                  Financing Statements.  The Company agrees to execute and file such financing statements as the Holder may from time to time deem necessary or desirable in the opinion of the Holder to establish and maintain a valid and enforceable security interest in the Collateral as provided herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law.  The Company will pay any applicable filing fees and related expenses incurred pursuant to this Section 4(g).

(h)                                 Collection of Fees.  If any action is instituted to collect or otherwise enforce the provisions of this Note, the Company shall pay all costs and expenses, including attorneys’ fees, incurred by the Holder in connection with such action.

Section 5.                                           Registration of Transfers and Exchanges.

(a)                                 Different Denominations.  This Refinancing Debenture is exchangeable for an equal aggregate Principal Amount of debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)                                 Investment Representations.  Holder, for itself and for no other investor, hereby represents and warrants as of the Original Issue Date as follows:

(i)                                     Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Conversion Shares or the Interest Shares pursuant to the Registration Statement or to sell the Securities otherwise in compliance with applicable federal and state securities laws).

(ii)                                  At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Refinancing Debenture it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(iii)                               Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(iv)                              Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v)                                 Holder has had the opportunity to ask questions of representatives of the Company concerning the finances, operations, business and prospects of the Company, and the Company has answered all inquiries that Holder or its representatives have put to it relating to such matters.

(c)                                  Reliance on Debenture Register.  Prior to due presentment for transfer to the Company of this Refinancing Debenture, the Company and any agent of the Company may treat the Person in whose name this Refinancing Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Refinancing Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 6.                                           Conversion.

(a)                                 Voluntary Conversion.  At any time until this Refinancing Debenture is no longer outstanding, this Refinancing Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, from time to time. The Holder shall effect conversions by delivering to the Company a Conversion Notice, the form of which is attached hereto as Annex A (each, a “Conversion Notice”), specifying therein the Principal Amount of this Refinancing Debenture (and the amount of accrued and unpaid interest) to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder.

(b)                                 Surrender of Refinancing Debenture.  To effect Conversions hereunder, the Holder shall not be required to physically surrender this Refinancing Debenture to the Company unless the entire Principal Amount of this Refinancing Debenture, plus all accrued and unpaid interest thereon, has been so converted and paid. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Refinancing Debenture in an amount equal to the applicable Conversion. The Holder and the Company shall maintain records showing the Principal Amount(s) converted and the date of such Conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Refinancing Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Refinancing Debenture, the unpaid and unconverted Principal Amount of this Refinancing Debenture may be less than the amount stated on the face hereof.

(c)                                  Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) 50% of the per share price to the public of the Company’s Common Stock issued pursuant to the Subsequent Public Offering or (ii) $2.00, subject to adjustment herein (the “Conversion Price”).

(d)                                 Mechanics of Conversion.

(i)                                     Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a Conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Refinancing Debenture to be converted by (y) the Conversion Price.

(ii)                                  Interest Shares Issuable Upon Conversion of Accrued and Unpaid Interest Amount.  The number of Interest Shares issuable upon a Conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding accrued and unpaid interest amount of this Refinancing Debenture to be converted in accordance with Section 6(d)(i) by (y) the Conversion Price.

(iii)                               Delivery of Certificate Upon Conversion.  Not later than 10 Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares and Interest Shares.

(iv)                              Failure to Deliver Certificates.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(v)                                 Obligation Absolute; Partial Liquidated Damages.  Provided that Holder is not in breach of any covenants of this Refinancing Debenture of any of the Transaction Documents, he Company’s obligations to issue and deliver the Conversion Shares and Interest Shares upon Conversion of this Refinancing Debenture in accordance with the terms hereof are absolute and unconditional; provided, however, that such delivery shall not operate as a waiver by the Company of any right or action the Company may have against the Holder. Notwithstanding the foregoing, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(iii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Principal Amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the 10th Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 10 for the Company’s failure to deliver Conversion Shares or Interest Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(vi)                              Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon Conversion of this Refinancing Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments in Section 7) upon the Conversion of the then outstanding Principal Amount of this Refinancing Debenture and the then outstanding accrued and unpaid interest amount of this Refinancing Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(vii)                           Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the Conversion of this Refinancing Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such Conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)                        Transfer Taxes.  The issuance of certificates for shares of Common Stock on Conversion of this Refinancing Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon Conversion in a name other than that of the Holder of this Refinancing Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)                                  Mandatory Conversion.  Should WCM convert its Senior Debentures to shares of the Company’s Preferred Stock (with such rights and preferences as set forth in a subsequent Certificate of Designation approved by the Company’s Board of Directors), Holder shall immediately thereafter convert the then outstanding Principal Amount and interest of this Refinancing Debenture into Preferred Stock on the same terms as WCM (the “Preferred Conversion Shares”).  Notwithstanding the foregoing, immediately prior to the closing of (i) the Company’s sale of equity securities in a public offering or (ii) the consummation of a merger or consolidation with and into a publically traded entity (including a public shell company), all such Preferred Conversion Shares shall be converted into shares of the Company’s Common Stock (with additional shares of Common Stock issued in an amount equal to all accrued dividends thereunder).

Section 7.                                           Certain Adjustments.

(a)                                 Stock Dividends and Stock Splits.  If the Company, at any time while this Refinancing Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Refinancing Debenture), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)                                 Subsequent Offerings.  If the Company, at any time while the Refinancing Debenture is outstanding, shall issue Common Stock or Common Stock Equivalents, other than in an Exempt Issuance, at a price per share that is lower than the Conversion Price (the “New Issuance Price”), then the Conversion Price shall be reduced to the New Issuance Price, effective immediately after the record date for such new issuance.

(c)                                  Pro Rata Distributions.  If the Company, at any time while this Refinancing Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than in an Exempt Issuance and/or other than the Common Stock, which shall be subject to Section 7(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price as of the record date mentioned above, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)                                 Fundamental Transaction.  If, at any time while this Refinancing Debenture is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Refinancing Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Refinancing Debenture is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Refinancing Debenture following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Refinancing Debenture and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Refinancing Debenture, deliver to the Holder in exchange for this Refinancing Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Refinancing Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Refinancing Debenture (without regard to any limitations on the conversion of this Refinancing Debenture) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Refinancing Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Refinancing Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Refinancing Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(e)                                  Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(f)                                   Notice to the Holder.

(i)                                     Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)                                  Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Refinancing Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.. The Holder shall remain entitled to convert this Refinancing Debenture during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 8.                                           Redemption

(a)                                 Optional Redemption at Election of Company.  Subject to the provisions of this Section 8(a), at any time the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all or a portion of the then outstanding Principal Amount of this Refinancing Debenture for cash in an amount equal to the Optional Redemption Amount on the 30th calendar day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date,” such 30 calendar day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date.  The Company covenants and agrees that it will honor all Voluntary Conversion Notices tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

(b)                                 Mandatory Redemption.  On the Maturity Date, the Company shall redeem all of the then outstanding Principal Amount of this Refinancing Debenture for cash (the “Mandatory Redemption”) in an amount equal to the Mandatory Redemption Amount.

(c)                                  Redemption Procedure.  The payment of cash pursuant to an Optional Redemption or Mandatory Redemption shall be payable on the Optional Redemption Date and the Maturity Date, respectively. If any portion of the payment pursuant to a Mandatory Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law until such amount is paid in full.

Section 9.                                           Negative Covenants.  As long as any portion of this Refinancing Debenture remains outstanding, unless Holder shall have otherwise given prior written consent, the Company shall not directly or indirectly:

(a)                                 other than Permitted Indebtedness, prior to the closing of the Subsequent Public Offering, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)                                 other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)                                  other than as required or authorized under the Bankruptcy Plan, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d)                                 repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares, or Interest Shares relating to this Refinancing Debenture, as permitted or required under the Junior Subordinated Secured Convertible Debentures and related transaction documents or as permitted or required under the Transaction Documents;

(e)                                  other than as required or authorized under the Bankruptcy Plan, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Permitted Indebtedness;

(f)                                   pay cash dividends or distributions on any equity securities of the Company;

(g)                                  enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h)                                 enter into any agreement with respect to any of the foregoing.

Section 10.                                    Event of Default.

(a)                                 “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                                     any default in the payment of (A) the Principal Amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date, Optional Redemption Date, Mandatory Redemption Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

(ii)                                  the Company shall fail to observe or perform any other covenant or agreement contained in the Refinancing Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon Conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company;

(iii)                               a material default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below);

(iv)                              any representation or warranty made in this Refinancing Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)                                 the Company shall be subject to a Bankruptcy Event;

(vi)                              the Company shall default on any of its Indebtedness that (a) involves an obligation greater than $250,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)                           after the closing of the Subsequent Public Offering, the Common Stock shall be subject to a stop trade order or trading suspension for 10 consecutive Trading Days, provided that this shall only be an Event of Default to the extent that the Company has not been able to cure such trading suspension within 30 days of the notice thereof;

(viii)                        the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix)                              the Company shall fail for any reason to deliver certificates to a Holder prior to the 10th Trading Day after a Conversion Date pursuant to Section 6(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of a Refinancing Debenture in accordance with the terms hereof;

(x)                                 at any time after the closing of the Subsequent Public Offering, the Company does not meet the current public information requirements under Rule 144; or

(xi)                              any monetary judgment, writ or similar final process shall be entered or filed against the Company or any of its properties or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 90 calendar days.

(b)                                 Remedies Upon Event of Default.  If any Event of Default occurs, the Holder may declare all outstanding Principal Amount of this Refinancing Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, immediately due and payable in cash.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Refinancing Debenture pursuant to this Section 10(b), the interest rate on this Refinancing Debenture shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Refinancing Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 10(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to the Holder as set forth in the Security Agreement.  If an Event of Default occurs under Section 10(a)(i) and the Company cures the Event of Default after the 5 Trading Day cure period and before the Holder has elected an acceleration of this Refinancing Debenture, the Company shall include in such payment to Holder a late fee in an amount equal to 10% of the original amount of such payment.

(c)                                  Waiver.  Any Event of Default may be waived in accordance with Subsection 11(n) below, and the waiver of any Event of Default means that no such Event of Default shall be deemed to have occurred.

Section 11.                                    Miscellaneous.

(a)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (California time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (California time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

(b)                                 Absolute Obligation.  Except as expressly provided herein, no provision of this Refinancing Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Refinancing Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Refinancing Debenture is a direct debt obligation of the Company. This Refinancing Debenture ranks pari passu with all Senior Debentures now or hereafter issued.

(c)                                  Lost or Mutilated Debenture.  If this Refinancing Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the Principal Amount of this Refinancing Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d)                                 Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(e)                                  Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Orange County, California and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(f)                                   Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(g)                                  Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Refinancing Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Refinancing Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Refinancing Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Refinancing Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing.

(h)                                 Severability.  If any provision of this Refinancing Debenture is invalid, illegal or unenforceable, the balance of this Refinancing Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Refinancing Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(i)                                     Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j)                                    Headings.  The headings contained herein are for convenience only, do not constitute a part of this Refinancing Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(k)                                 Secured Obligation.  The obligations of the Company under this Refinancing Debenture are secured by all assets of the Company and pursuant to the Security Agreement between the Company and the Secured Parties (as defined therein).

(l)                                     Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume prior to such Fundamental Transaction, all of the obligations of the Company under this Refinancing Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument similar in form and substance to this Refinancing Debenture and having similar ranking to this Refinancing Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 11(l) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Refinancing Debenture.

(m)                             Lock-Up Agreement.  The Holder acknowledges and agrees that the Conversion Shares and the Interest Shares shall be subject to the terms of a lock-up agreement to be executed by the Holder and the Company restricting the ability of the Holder to transfer the Conversion Shares and the Interest Shares for a period of time not to exceed six (6) months after the closing of the Subsequent Public Offering.

(n)                                 Amendments.  This Refinancing Debenture may be modified or amended or the provisions hereof waived with the prior written consent of the Company and Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Refinancing Debenture to be duly executed by a duly authorized officer as of the Original Issue Date first above indicated.

U.S. DRY CLEANING SERVICES CORPORATION, a Delaware corporation

		By:	/S/ ALEX BOND
Alex M. Bond, Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

SETAL 9 Trust

By:	/S/ LESTER E. TAYLOR, JR.
Lester E. Taylor, Jr., Trustee

USDC (Setal 9)

ANNEX A

VOLUNTARY CONVERSION NOTICE

The undersigned hereby elects to convert principal and accrued and unpaid interest under the 10% Senior Secured Convertible Debenture due March 31, 2015, of U.S. Dry Cleaning Services Corporation, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Accrued and Unpaid Interest Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

USDC (Setal 9)

SCHEDULE 1

CONVERSION SCHEDULE

The 10% Senior Secured Convertible Debentures due March 31, 2015, in the aggregate Principal Amount of $                 , are issued by U.S. Dry Cleaning Services Corporation, a Delaware corporation. This Conversion Schedule reflects conversions made under Section 5 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion (including accrued and unpaid interest)	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest